Exhibit 11 under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                                            Arthur Andersen LLP







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 9 to Form N-1A Registration Statement of SouthTrust Vulcan Funds of our report dated June 5, 1998, on the financial statements as of April 30, 1998, of Vulcan Treasury Obligations Money Market Fund, Vulcan Bond Fund, Vulcan Stock Fund, and Vulcan Income Fund, included in or made a part of this registration statement.

                                                         /s/ Arthur Andersen LLP
                                                             Arthur Andersen LLP


Pittsburgh, Pennsylvania,
  July 17, 1998